                                                                    Exhibit 99.1



From:     Hifn, Inc.
          750 University Avenue
          Los Gatos, CA 95032                                        (HIFN LOGO)
--------------------------------------------------------------------------------
Contact: William R. Walker, Vice President and Chief Financial Officer 408-399-3537
          wwalker@hifn.com

           HIFN REPORTS REVENUES AND EARNINGS FOR SECOND QUARTER FISCAL 2004

      LOS GATOS, Calif., April 21, 2004 - Hifn(TM) (NASDAQ: HIFN) today reported financial results for the second quarter and six months ended March 31, 2004.

      Revenues for the second quarter of fiscal 2004 were $10.4 million, an increase of 45% from the $7.1 million in revenues reported in the previous quarter and an increase of 128% from the $4.5 million in revenues reported in the second quarter of fiscal 2003. Revenues for the six months ended March 31, 2004 were $17.5 million, an increase of 95% from the $9.0 million reported for the six months ended March 31, 2003.

      Net loss for the second quarter ended March 31, 2004 was $2.6 million, or $0.20 per diluted share, as compared to net loss of $5.3 million, or $0.50 per diluted share, for the second quarter of fiscal 2003 ended March 31, 2003. Net loss for the six months ended March 31, 2004 was $7.7 million, or $0.63 per diluted share, including an in-process research and development charge of $3.3 million related to the asset and intellectual property acquisition of IBM's network processor product line completed on December 31, 2003, as compared to net loss of $10.4 million, or $0.98 per diluted share, for the six months ended March 31, 2003.

      "Sales of Hifn's products are increasing as a reflection both of market recovery and the production ramping of significant design wins. The integration of the IBM network processor acquisition is progressing as expected, with revenue for the network processor product line of approximately $2 million for the quarter, in line with our expectations for a transitional period. We expect network processor revenue for the June quarter will be between 50% and 75% higher with added increases in future quarters from key customers like Huawei Technologies and Cisco Systems, while overall revenue for June will grow to between $11 million and $12 million," said Chris Kenber, Hifn's Chairman and CEO. "During the quarter, we committed to the follow-on program for the network processor begun by IBM which we own as a consequence of the IBM transaction. This new device will provide substantially greater performance headroom, and will provide the growth platform for the network processor business and our base security services business well into the future. This will

Hifn Second Quarter 2004
Earnings Release                                                          Page 2


cause a minor increase of about 5% in operating expense over the next two to three quarters, but will return major benefits to Hifn."

      "Hifn also began operations earlier this month in Hangzhou, Peoples Republic of China, with the opening of its wholly-owned subsidiary, Saian Microsystems. This subsidiary, consisting initially of a team of 14 design and verification engineers, will develop next generation products, including processors, software and tools. We are also developing a sales and marketing capability to service our current customers and develop the major market opportunity in mainland China," Kenber continued. "Additionally, this past February, Hifn and Zhejiang University in Hangzhou jointly established a network security laboratory to collaborate on research in the area of network security, and to provide personnel and academic exchange opportunities for both parties. Zhejiang University, a key comprehensive university with a strong focus on silicon design engineering, is under the direct administration of China's Ministry of Education," he added.

      "The formation of Saian Microsystems along with the opening of Zhejiang University's network security laboratory are clear indications of our interest in establishing a strong presence in the growing Chinese marketplace," said Chris Kenber.

      Hifn management will hold a conference call to discuss these results today, April 21, 2004 at 1:30 p.m. Pacific Daylight Time (PDT). Those wishing to join should dial 800-509-8613 (domestic U.S.) and 706-679-4544 (international) at approximately 1:15 p.m. Playback of the conference call will be available from 5 p.m. (PDT) on Wednesday, April 21, 2004 through 5 p.m. (PDT) on Saturday, April 24, 2004 and may be accessed by calling 800-642-1687, pass code 6602902. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn's corporate website at http://www.hifn.com/.

Hifn Second Quarter 2004
Earnings Release                                                          Page 3


About Hifn

      Hifn, Inc. of Los Gatos, California makes integrated circuits and software for manufacturers of computer networking products. Hifn's integrated data flow technology enables secure intelligent networks with compression, encryption and application recognition. This is central to the growth of the Internet, helping to make electronic mail, web browsing, Internet shopping and multimedia communications better, faster and more secure. Many of the major network equipment manufacturers use Hifn's patented technology to improve packet processing. More information on the company is available from the company's SEC filings. Additional product information can be obtained from the Hifn Website at http://www.hifn.com/. Hifn is traded on the NASDAQ National Market under the symbol HIFN.

                                      -30-

      "Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company's future financial performance including statements related to a continuing increase in Hifn's sales as a result of market recovery and production ramp from design wins, continued success in the integration of the IBM network processor product line, the anticipated growth in the network processor revenues and added increases expected from key customers, the success of, and the anticipated expense levels related to, a follow-on program to the IBM network processor supporting a growth platform and security services business base, the success of Hifn's activities in China including the development, sales and marketing efforts of the wholly-owned subsidiary in China and the collaboration between Hifn and Zhejiang University are all forward-looking statements within the meaning of the Safe Harbor subject to the risks set forth below and actual results could vary. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers, customer demand and customer ordering patterns; orders from Hifn's customers may be below the company's current expectations; and the perceived economic growth in the technology sector may be less than anticipated or short-lived. Additional risks include: risks associated with the success of Hifn's ongoing technology development efforts; Hifn's ability to successfully integrate new technology into products in a cost-effective manner; Hifn's ability to effect its current strategy and to effectively control expenses; the timing of Hifn's new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not achieve anticipated benefits due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn's new products. These and other risks are detailed from time to time in Hifn's SEC reports including reports on Forms 10-K, 10-Q and 8-K. Hifn expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Hi/fn(R) is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

Hifn Second Quarter 2004
Earnings Release                                                          Page 4


                                   HIFN, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                       Three Months Ended             Six Months Ended
                                                            March 31,                    March 31,
                                                    -----------------------       -----------------------
                                                      2004           2003           2004           2003
                                                    --------       --------       --------       --------
Net revenues                                        $ 10,373       $  4,549       $ 17,510       $  8,964
                                                    --------       --------       --------       --------

Costs and operating expenses:
   Cost of revenues                                    2,873          1,557          4,343          2,991
   Research and development                            5,681          5,417         10,370         10,631
   Sales and marketing                                 1,943          1,741          3,631          3,516
   General and administrative                          1,228            885          2,221          1,872
   Amortization of intangibles                         1,318            359          1,469            717
   In-process research & development                      --             --          3,337             --
                                                    --------       --------       --------       --------
     Total costs and operating expenses               13,043          9,959         25,371         19,727
                                                    --------       --------       --------       --------

Loss from operations                                  (2,670)        (5,410)        (7,861)       (10,763)
Interest and other income, net                           109            112            211            342
                                                    --------       --------       --------       --------

Loss before income taxes                              (2,561)        (5,298)        (7,650)       (10,421)
Provision for income taxes                                --             --             --             --
                                                    --------       --------       --------       --------

Net loss                                            $ (2,561)      $ (5,298)      $ (7,650)      $(10,421)
                                                    ========       ========       ========       ========

Net loss per share, basic and diluted               $  (0.20)      $  (0.50)      $  (0.63)      $  (0.98)
                                                    ========       ========       ========       ========


Weighted average shares outstanding,
   basic and diluted                                  12,892         10,599         12,141         10,592
                                                    ========       ========       ========       ========

Hifn Second Quarter 2004
Earnings Release                                                          Page 5


                                   HIFN, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                   March 31,     September 30,
                                                     2004            2003
                                                  ---------       ---------
                                                  (unaudited)
ASSETS

Current assets:
   Cash & short-term investments                  $  54,325       $  43,074
   Accounts receivables, net                          4,080           2,715
   Inventories                                        1,089             355
   Prepaid expenses and other current assets          1,856           1,025
                                                  ---------       ---------
      Total current assets                           61,350          47,169

Property and equipment, net                           1,609           2,107
Intangibles and other assets, net                    14,061           3,545
                                                  ---------       ---------
                                                  $  77,020       $  52,821
                                                  =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                               $   2,623       $   2,123
   Accrued expenses and other liabilities             7,432           9,581
                                                  ---------       ---------
                                                     10,055          11,704
                                                  ---------       ---------

Stockholders' equity:
   Common stock                                          14              11
   Paid in capital                                  160,968         127,473
   Accumulated deficit                              (94,017)        (86,367)
                                                  ---------       ---------
                                                     66,965          41,117
                                                  ---------       ---------
                                                  $  77,020       $  52,821
                                                  =========       =========